UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 5, 2018, the Board of Directors (the “Board”) of Alexandria Real Estate Equities, Inc. (the “Company”) approved an amendment and restatement of the Company’s Amended and Restated Bylaws (the “Bylaws”), to implement proxy access by amending and restating Article II, Sections 11(a)(1) and 11(c)(1) of the Company’s Bylaws and adding a new Article II, Section 13 to the Company’s Bylaws. The Bylaws will permit qualifying stockholders, or a qualifying group of no more than 20 stockholders, that have continuously owned at least 3% of the Company’s outstanding common stock throughout at least a three-year period to nominate and to require the Company to include in its proxy materials director nominees constituting up to the greater of two director nominees or 25% of the number of directors serving on the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in the Bylaws and subject to the terms and conditions therein. Proxy access candidates may be nominated pursuant to the Bylaws beginning with the 2019 annual meeting of stockholders.

The foregoing description of the Company’s Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01                             Financial Statements and Exhibits

(d)                                 Exhibits

3.1	Amended and Restated Bylaws of Alexandria Real Estate Equities, Inc. as adopted on January 5, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date:	January 9, 2018	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer